REVOCABLE WARRANT AGREEMENT

                            NATURAL GAS SYSTEMS, INC.

         THIS REVOCABLE WARRANT AGREEMENT (this "Agreement") is made and entered into as of June __, 2005, between Natural Gas Systems, Inc., a Nevada corporation (the "Company"), and Daryl V. Mazzanti ("Holder").

                                 R E C I T A L S

         WHEREAS, the Company proposes to issue to Holder a maximum of TWO HUNDRED THOUSAND (200,000) revocable warrants (the "Revocable Warrants"), each such Revocable Warrant entitling the holder thereof to purchase, under certain conditions, one share of common stock, .001 par value, of the Company (the "Shares" or the "Common Stock");

         WHEREAS, the Revocable Warrants which are the subject of this Agreement will be issued by the Company to Holder in connection with Holder's employment with the Company pursuant to the Employment Agreement ("Employment Agreement") and the Stock Option Agreement ("Stock Option Agreement").

         WHEREAS, the Revocable Warrants shall be subject to revocation by the Company without any further consideration under the terms and conditions detailed herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                A G R E E M E N T

         1. Revocable Warrant Certificates. The warrant certificates to be delivered pursuant to this Agreement (the "Revocable Warrant Certificates") shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Revocable Warrant Agreement.

         2. Right to Exercise Revocable Warrants. Each Revocable Warrant may be exercised, in whole or in part, after those Revocable Warrants are fully vested and no longer Restricted Warrants (as defined in Section 3 below) until 11:59 P.M. (Eastern Standard Time) on the date that is ten (10) years after the date of this Agreement (the "Expiration Date"). Each Revocable Warrant not exercised or revoked on or before the Expiration Date shall expire.

         Other than as specified in Section 3 herein, each Revocable Warrant shall entitle its holder to purchase from the Company one share of Common Stock (each an "Exercise Share") at an exercise price of ___________________________ ($_________) per share, subject to adjustment as set forth below ("Exercise Price").

         The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Revocable Warrant or to deliver Revocable Warrant Certificates which evidence fractional shares of capital stock. In the event that a fraction of an Exercise Share would, except for the provisions of this paragraph 2, be issuable upon the exercise of this Revocable Warrant, the Company shall pay to the Holder exercising the Revocable Warrant an amount in cash equal to such fraction multiplied by the current market value of the Exercise Share. For purposes of this paragraph 2, the current market value shall be determined as follows:

                  (a) if the Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the last business day prior to the date on which the Revocable Warrant is exercised, or, if not so reported, the average of the closing bid and asked prices for a Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company and Holder for that purpose.

                  (b) if the Shares are listed or traded on a national securities exchange or in the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ Reporting System, as the case may be, on the last business day prior to the date of the exercise of the Revocable Warrant. The closing price referred to in this Clause (b) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices on such day, in either case on the national securities exchange on which the Shares are then listed or in the NASDAQ Reporting System; or

                  (c) if no such closing price or closing bid and asked prices are available, as determined by the Holder and the Board of Directors of the Company.

         3. Revocation of the Revocable Warrants. Notwithstanding anything to the contrary, all Revocable Warrants granted by the Company to the Holder under this Agreement shall be subject to forfeiture, revocation and cancellation without any further or additional consideration due or owed to Holder as specified herein (the "Right of Revocation").

                  (a) Scope of Revocation Right. Until the Revocable Warrants vest in accordance with Subsection (b) below, the Revocable Warrants shall be restricted warrants and not exercisable under Section 2 hereof and shall be subject to the Company's Right of Revocation (the "Restricted Warrants"). The Company may exercise its Right of Revocation only during the period after one year of continuous employment and/or 180 consecutive days after on the date the Holder's Service terminates for any reason, including (without limitation) death or disability (the "Revocation Period"). The Right of Revocation may be exercised automatically under Subsection (d) below.

                  (b) Lapse of Revocation Right. Initially, all Revocable Warrants granted under this Agreement shall be Restricted Warrants subject to the Company's Right of Revocation. The Right of Revocation shall lapse with respect to the first 1/4th of the Revocable Warrants when the Holder completes one year and one day of continuous employment after the date of this Agreement. The Right of Revocation shall lapse with respect to an additional 1/4th of the total Revocable Warrants when the Holder completes each year of continuous employment thereafter.

                  (c) Escrow. Upon issuance, the certificate(s) for Restricted Warrants shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Section 9 below shall immediately be delivered to the Company to be held in escrow. Restricted Warrants, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise of the Right of Revocation or (ii) released to the Holder upon his or her request to the extent that the Revocable Warrants have ceased to be Restricted Warrants. In any event, all Revocable Warrants that have ceased to be Restricted Warrants, together with any other vested assets held in escrow under this Agreement, shall be released within 10 days after the termination of the Holder's employment.

                  (d) Exercise of Revocation Right. The Company shall be deemed to have exercised its Right of Revocation automatically for all Restricted Warrants during the Revocation Period, if (i) the Holder's employment with the Company is terminated for any reason, or (ii) the Company HAS NOT commenced the "Development Project" within one year of date hereof, specified and defined in Exhibit B, attached hereto. If the Company HAS commenced the Development Project within one year of date hereof, then Company may not exercise its revocation rights except in the case of termination of employment of Holder for any reason. For clarification, if the Company does not commence the Development Project within one year of the date hereof, all warrants issued under this Agreement shall be revoked by the Company; if the Company does commence the Development Project within one year of the date hereof, then upon the one year anniversary of the Holder's employment with the Company, 1/4th of the total warrants will vest and no longer be subject to revocation, and the remaining Restricted Warrants shall vest annually in equal amounts. In such event, the certificate(s) representing the Restricted Warrants being repurchased shall be delivered to the Company properly endorsed for transfer. The Company may, at its sole discretion, choose to waive its Right of Revocation of the Restricted Stock as set forth in part (ii) of this section by providing written notice thereof prior to the date of revocation.

                  (e) Termination of Rights as Stockholder. If the Right of Revocation is exercised in accordance with this Section 3, then the Holder shall no longer have any rights as a holder of the Restricted Warrants. Such Restricted Warrants shall be deemed to have been revoked pursuant to this
Section 3, whether or not the certificate(s) for such Restricted Warrants have been delivered to the Company.

                  (f) Transfer of Warrants. The Holder shall not transfer, assign, encumber or otherwise dispose of any Restricted Warrants without the Company's written consent, except as provided in the following sentence. The Revocable Warrants granted hereby shall not be transferable except by will or the laws of descent and distribution. During the lifetime of the Holder, the Revocable Warrant may be exercised only by the Holder, the guardian or legal representative of the Holder.

                  (g) Acceleration. In addition to the other conditions set forth in this Agreement, the Company's Right of Revocation with respect to unvested Restricted Warrants shall lapse prior to the vesting period specified in Section 3(b) above at the time or times set forth below:


                           (i) If the Company is subject to a Change in Control (as defined in below) before the Holder's employment terminates, the Right of Revocation shall lapse in full if and only if (1) this Revocable Warrant does not remain outstanding following the Change in Control; (2) this Revocable Warrant is not assumed by the surviving corporation or its parent; (3) the surviving corporation or its parent does not substitute an option with substantially the same terms for this Revocable Warrant; OR (iv) the full value of the vested Revocable Warrants under this Agreement is not settled in cash or cash equivalents.

                           (ii) If the Right of Revocation has not lapsed pursuant to Paragraph (i) above, AND if the Holder is subject to an Involuntary Termination (defined below) within 12 months after the Change in Control, then this Revocable Warrant shall become no longer be subject to a Right of Revocation.

                           (iii) If the Right of Revocation has not lapsed pursuant to Paragraph (i) above, AND if the Company is subject to a Change of Control, then fifty percent (50%) of the remaining Restricted Warrants shall no longer be subject to a Right of Revocation, and the remaining Restricted Warrants shall vest at the rate set forth in
         Section 3(b) above, reduced pro rata by the amount of Restricted Warrants no longer subject to a Right of Revocation pursuant to this Section. All other terms and conditions shall remain unchanged.

                           (iv) Definitions:

                                    (1)     "Change in  Control"  shall
         mean: (A) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not controlling stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of the continuing or surviving entity and any direct or indirect parent corporation of such continuing or surviving entity; OR (B) The sale, transfer or other disposition of all or substantially all of the Company's assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

                           (2) "Involuntary Termination" shall mean the termination of the Optionee's employment by reason of: (A) The involuntary discharge of the Holder by the Company for reasons other than Cause (as defined in Holder's Employment Agreement with the Company, of even date herewith); or (B) The voluntary resignation of the Holder following a reduction in the Holder's base salary or assigned duties or receipt of notice that the Holder's principal workplace will be relocated more than 30 miles.

         4. Mutilated or Missing Revocable Warrant Certificates. In case any of the Revocable Warrant Certificates shall be mutilated, lost, stolen or destroyed prior to the Expiration Date, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Revocable Warrant Certificate, or in lieu of and in substitution for the Revocable Warrant Certificate lost, stolen or destroyed, a new Revocable Warrant Certificate of like tenor and representing an equivalent right or interest.

         5. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy its obligation to issue Exercise Shares upon exercise of Revocable Warrants, the full number of Exercise Shares deliverable upon the exercise of all outstanding Revocable Warrants. The Company covenants that all Exercise Shares which may be issued upon exercise of Revocable Warrants will be validly issued, fully paid and non-assessable outstanding Shares of the Company.

         6. Rights of Holder. The Holder shall not, by virtue of anything contained in this Revocable Warrant Agreement or otherwise, prior to exercise of this Revocable Warrant, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company of any other matter.

         7. Investment Intent; Accredited Investor. Holder represents and warrants to the Company that Holder is acquiring the Revocable Warrants for investment purposes and with no present intention of distributing or reselling any of the Revocable Warrants. Holder represents that it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Act").

         8. Certificates to Bear Legend. The Revocable Warrants and the certificate or certificates therefore shall bear the following legend by which each holder shall be bound:

         "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO TRANSFER RESTRICTIONS, VESTING AND REVOCATION UNDER THE TERMS OF THE REVOCABLE WARRANT AGREEMENT, DATED JUNE __, 2005"

                  The Exercise Shares and the certificate or certificates evidencing any such Exercise Shares shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

         Certificates for Revocable Warrants or Exercise Shares, as the case may be, without such legend shall be issued if such Revocable Warrants or Exercise Shares are sold pursuant to an effective registration statement under the Act or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company that such legend is no longer required under the Act.

         9. Adjustment of Number of Shares and Class of Capital Stock Purchasable. The number of Exercise Shares and class of capital stock purchasable under this Revocable Warrant are subject to adjustment from time to time as set forth in this Section 9.

              (a) Adjustment for Change in Capital Stock. If the Company:

                  (i) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock;

                  (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock then the number and classes of Exercise Shares purchasable upon exercise of each Revocable Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Revocable Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Revocable Warrant immediately prior to such action.

                  For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

                  If after an adjustment the holder of a Revocable Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Exercise Shares in this Agreement.

                  (b) Consolidation, Merger or Sale of the Company. If the Company is a party to a consolidation, merger, transfer of assets or any other business combination which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Agreement. Upon consummation of such transaction, the Revocable Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Revocable Warrant would have owned immediately after the consolidation, merger, transfer or business combination if the holder had exercised the vested amount of the Revocable Warrant immediately before the effective date of such transaction. The Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Revocable Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 9. The provisions of this Section 9(b) shall similarly apply to successive reclassifications, reorganizations, consolidations, mergers or other business combinations.

         10. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successor and assigns hereunder.

         11. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument.

         12. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows: if to the Company: Natural Gas Systems, Inc., Two Memorial City Plaza, 820 Gessner, Suite 1340, Houston, TX 77024, Attention: Legal Counsel, and to the Holder at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

         Either the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph 12.

         13. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement with the approval of the Holder in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder. Except as set forth in the immediately preceding sentence, this Agreement may not be amended without the prior written consent of the Holder and Company.

         14. Severability. If for any reason any provision, paragraph or term of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Agreement shall be deemed to be severable.

         15. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed and construed in accordance with the laws of said State.

         16. Headings. Paragraphs and subparagraph headings, used herein are included herein for convenience of reference only and shall not affect the construction of this Agreement nor constitute a part of this Agreement for any other purpose.

         17. Taxes. The acquisition of the Revocable Warrants (and common stock issuable thereunder) may result in adverse tax consequences to the Holder. The Holder understands that he may suffer adverse tax consequences as a result of his acquisition or disposition of the Revocable Warrants (and common stock issuable thereunder). Holder represents that he has consulted any tax consultants Holder deems advisable in connection with the acquisition or disposition of the Revocable Warrants (and common stock issuable thereunder), including the advantages and disadvantages of filing the Code Section 83(b) election. The Holder acknowledges that it is his or her sole responsibility, and not the Company's, to file a timely election under Code Section 83(b), even if the Holder requests the Company or its representatives to make this filing on his or her behalf. and that Holder is not relying on the Company or the Company's attorney for any tax advice. Acquisitions or dispositions of cash or equity made under this Agreement may be subject to reduction to reflect taxes or other charges required to be withheld by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

 COMPANY                                   HOLDER:
 Natural Gas Systems, Inc.                 Daryl V. Mazzanti



By: _________________________________      By: _________________________________
Name: Robert S. Herlin, President